As filed with the Securities and Exchange Commission on  February 14, 1996
                                           Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              __________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              __________________

                               TEREX CORPORATION
            (Exact name of registrant as specified in its charter)

                 Delaware                          34-1531521
     (State or other jurisdiction of            (I.R.S. employer
      incorporation or organization)          identification no.)

                              500 Post Road East
                         Westport, Connecticut  06880
                                (203) 222-7008
               (Address, including zip code and telephone number
                        of principal executive offices)

                       Terex Corporation and Affiliates'
                        401(k) Retirement Savings Plan
                           (Full title of the plan)
                           _________________________

                              Marvin B. Rosenberg
                      Senior Vice President and Secretary
                               Terex Corporation
                              500 Post Road East
                         Westport, Connecticut  06880
           (Name, address, including zip code, of agent for service)

                                (203) 222-7008
                    (Telephone number, including area code,
                             of agent for service)
                           _________________________

                                  Copies to:

                            Stuart A. Gordon, Esq.
                              Eric I Cohen, Esq.
                Robinson Silverman Pearce Aronsohn & Berman LLP
                          1290 Avenue of the Americas
                           New York, New York  10104

                        CALCULATION OF REGISTRATION FEE



                                      Proposed       Proposed
    Title of Each                     Maximum        Maximum
       Class of      Amount to be     Offering      Aggregate       Amount of
      Securities      Registered       Price         Offering      Registration
   to be Registered      (1)        Per Unit (1)    Price (1)          Fee

Common Stock,
par value $.01         400,000         $ 5.25       $2,100,000       $724.14


(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee is computed on the basis of the average of the high and low prices reported on the New York Stock Exchange on February 13, 1996.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests in the Plan to be offered or sold pursuant to the Plan, such interests constituting separate securities required to be Registered under the Securities Act and not requiring a separate registration fee.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2. Plan Information; Registrant Information and Retirement Savings
               Plan Annual Information.

          The document(s) containing the information specified in the instructions to Part I of Form S-8 will be sent or given to participants in the Terex Corporation and Affiliates 401(k) Retirement Savings Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

               The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

               1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Commission on March 31, 1995.

               2. The Company's Quarterly Reports on Form 10-Q for fiscal quarter ended March 31, 1995, filed with the Commission on May 15, 1995.

               3. The Company's Quarterly Report on Form 10-Q for fiscal quarter ended June 30, 1995, filed with the Commission on August 15, 1995.

               4. The Company's Quarterly Report on Form 10-Q for fiscal quarter ended September 30, 1995, filed with the Commission on November 14, 1995.

               5. The Company's Current Report on Form 8-K, filed with the Commission on May 24, 1995.

               6. The Company's Form 8K/A Amendment No. 1, filed with the Commission on July 24, 1995.

               7. The description of the common stock of Terex Corporation contained in Item 1 of the registrant's Registration Statement on Form 8-A, filed with the Commission on February 22, 1991.

               8. All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Company or the Plan pursuant to Section 13(a), 13(c) 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.        Description of Securities.

               Not applicable.

Item 5.        Interests of Named Experts and Counsel.

               Not applicable.

Item 6.        Indemnification of Directors and Officers.

               Section 145 of the Delaware General Corporation Law ("DGCL") and
Article IX of the Company's By-Laws provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act.

               Article IX of the Company's By-Laws generally requires the Company to indemnify its directors and officers against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of any type of action, whether instituted by a third party or a stockholder (either directly or derivatively) and including specifically, but without limitation, actions brought under the Securities Act, and/or the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that no such indemnification will be allowed if such director or officer was not successful in defending against any such action and it is determined that the director or officer engaged in misconduct which constitutes (i) a breach of his or her "duty of loyalty" (as further defined therein) to the Company or its stockholders; (ii) acts or omissions not in "good faith" (as further defined therein) or which involve intentional misconduct or a knowing violation of the law; (iii) the payment of an illegal dividend or the authorization of an unlawful stock repurchase or redemption in violation of Section 174 of the DGCL law; or (iv) a transaction from which the director or officer derived an improper direct personal financial profit.

               The Company's Certificate of Incorporation, as amended, contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's "duty of loyalty" (as defined therein) to the Company or its stockholders, (ii) for acts or omissions not in "good faith" (as defined therein) or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, relating in general to the willful or negligent payment of an illegal dividend or the authorization of an unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal profit. This provision of the Certificate of Incorporation offers each director protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of his duty of care, including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Commission has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

               The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

Item 7.        Exemption from Registration Claimed.

               Not Applicable.

Item 8.        Exhibits.

4.1 Restated Certificate of Incorporation of Terex Corporation (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

 4.2      Restated By-Laws of Terex Corporation (incorporated by reference to
Exhibit 3.2 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

 4.3 Certificate of Designation of Preferences and Rights of Series B Cumulative Redeemable Convertible Preferred Stock of Terex Corporation (incorporated by reference to Exhibit 3.3 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

 5.1 Internal Revenue Service determination letter that the Plan is qualified under Section 401(k) of the Internal Revenue Code.

 5.2 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP as to the legality of secuirities being registered.

10.1 Terex Corporation and Affiliates' 401(k) Retirement Savings Plan, as amended.

23.1      Independent Accountants' Consent of Price Waterhouse LLP.

23.2      Consent of Independent Auditors - Ernst & Young LLP.

24.1 Power of Attorney (included on signature page of this Registration Statement).

Item 9.        Undertakings.

     1    The undersigned registrant hereby undertakes:

          a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on the 14th day of February, 1996.

                                   TEREX CORPORATION

                              By:       /s/  Ronald M. DeFeo
                              Name:     Ronald M. DeFeo
                              Title:    President, Chief Executive Officer
                                        and Chief Operating Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut on the 14th day of February, 1996.

                                   TEREX CORPORATION AND
                                   AFFILIATES' 401(K) RETIREMENT
                                   SAVINGS PLAN


                                   By:  ADMINISTRATIVE COMMITTEE OF
                                      THE TEREX CORPORATION AND
                                      AFFILIATES' 401(K) RETIREMENT
                                      SAVINGS PLAN, as Plan
                                      Administrator



                                      By:    /s/ Ronald M. DeFeo
                                      Name:  Ronald M. DeFeo
                                      Title:   President, Chief Executive
                                             Officer and Chief Operating
                                             Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Marvin B. Rosenberg, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


           Signature                     Title                     Date

      /s/ Ronald M. DeFeo              President,           February 14, 1996
        Ronald M. DeFeo         Chief Executive Officer,
                                Chief Operating Officer
                                      and Director
                             (Principal Executive Officer)

    /s/ Ralph T. Brandifino      Senior Vice President,     February 14, 1996
      Ralph T. Brandifino       Chief Financial Officer
                              (Principal Financial Officer
                                  and Acting Principal
                                  Accounting Officer)

    /s/ Marvin B. Rosenberg      Senior Vice President,     February 14, 1996
      Marvin B. Rosenberg           General Counsel,
                                 Secretary and Director

     /s/ G. Chris Andersen              Director            February 14, 1996
       G. Chris Andersen

      /s/ William H. Fike               Director            February 14, 1996
        William H. Fike

       /s/ Bruce I. Raben               Director            February 14, 1996
         Bruce I. Rabin

       /s/ David A. Sachs               Director            February 14, 1996
         David A. Sachs

        /s/ Adam E. Wolf                Director            February 14, 1996
          Adam E. Wolf



                                 EXHIBIT INDEX

Exhibit
   No.                        Description                       Page Number in
                                                            Signed Registration
                                                                  Statement

   4.1      Restated Certificate of Incorporation of Terex
            Corporation (incorporated by reference to
            Exhibit 3.1 to the Form S-1 Registration
            Statement of Terex Corporation, Registration
            No. 33-52297).

   4.2      Restated By-Laws of Terex Corporation
            (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement of Terex
            Corporation, Registration No. 33-52297).

   4.3 Certificate of Designation of Preferences and Rights of Series B Cumulative Redeemable Convertible Preferred Stock of Terex Corporation (incorporated by reference to Exhibit 3.3 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File
            No. 1-10702).

   5.1 Internal Revenue Service determination letter that the Plan is qualified under Section 401(k) of the Internal Revenue Code.

   5.2      Opinion of Robinson Silverman Pearce Aronsohn &
            Berman LLP as to the legality of the securities being registered.

  10.1      Terex Corporation and Affiliates' 401(k) Retirement
            Savings Plan, as amended.

  23.1      Independent Accountants' Consent of Price
            Waterhouse LLP.

  23.2      Consent of Independent Auditors - Ernst & Young LLP.

  24.1 Power of Attorney (included on signature page of this Registration Statement).